UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 8, 2011

Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-6338

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Secured Promissory Note

On September 14, Sagebrush Gold Ltd. (the “Company”) sold $1,715,604 of its 9% secured promissory note (the “Note”). The Note was acquired by Frost Gamma Investments Trust (“Frost Gamma”). The proceeds of the Note have been used to post additional bonds with the Bureau of Land Management (the “Additional Bond”) in order to advance certain exploration and Phase One drilling activities at the Company’s Relief Canyon Mining property located in Antelope Springs Nevada.

The Note is the joint and several obligation of the Company and its wholly-owned subsidiary, Gold Acquisition Corp. (“GAC”). Principal and interest under the Note is payable on the first business day of each month commencing on the later of (i) thirty (30) months from the original date of issuance and (ii) ten (10) days following the payment and/or conversion in full of the senior secured promissory notes dated as of August 30, 2011, issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood”).

The Note may be pre-paid, in full or in part at a price equal to 105% of the aggregate principal amount of the Note plus all accrued and unpaid interest thereon at the election of the Company. The Note is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price equal to $0.50 per share, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally.

On and after an Event of Default, as defined in the Note, the Note may be declared by the holder to be due and payable and the full amount thereof accelerated. In such event: (i) the entire unpaid principal balance of the Note multiplied by two (2) and (ii) all interest accrued thereon, shall become immediately due and payable as the non-exclusive remedy of the Note holder. Following a default, interest on the Note will accrue at a rate of 18% per annum.

The Note is be subordinated to the payment in full and satisfaction of all obligations owed to Platinum and Lakewood other than the Additional Bond and proceeds of the Additional Bond, in which the Note holder is intended to have a first priority senior security interest. The Note is also secured by a pledge of 100% of the stock of GAC held by the Company

The Note may be prepaid upon the occurrence of a Qualified Financing, as defined in the Note, of at least $1,715,604.

Certain holders of senior secured indebtedness of the Company (including the Company’s Chairman of the Board, Barry Honig) agreed to subordinate certain senior obligations of the Company to the prior payment of all obligations under the Note.

The Note was issued to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Series C Preferred Stock

On September 29, 2011, the Company sold 3,284,396 shares of newly designated Series C Convertible Preferred Stock (the “Preferred Stock”) and two-year warrants (the “Preferred Warrants”) to purchase 9,853,188 shares of Common Stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396. The Preferred Stock was acquired by Frost Gamma.

Each share of Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.50 per share, subject to adjustment in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price lower than the conversion price then in effect, but not less than $0.30 per share The Preferred Stock has a stated value of $1.50 per share (the “Stated Value”). In the event of the liquidation, dissolution or winding up of the business of the Company, each share of Preferred Stock shall be entitled to receive, a preferential amount in cash equal to the Stated Value.

The Preferred Warrants may be exercised until the second anniversary of issuance at a cash exercise price of $0.60 per share, subject to adjustment. The Preferred Warrants may be exercised on a cashless basis at any time after the original date of issuance.

The Preferred Stock and the Preferred Warrants were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Units

On September 8, 2011, the Company sold $850,000 of Units and in October 2011, sold $828,000 of Units pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate sale of 3,356,000 Units (the “Units”), at a purchase price of $0.50 per Unit. Each Unit consists of: (i) one share of Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Common Stock at an exercise price of $0.60 per share. The Warrants may be exercised until the second anniversary of their issuance at a cash exercise price of $0.60 per share, subject to adjustment. The Warrants may be exercised on a cashless basis if at any time at 100% of the closing price for the Common Stock on the business day immediately prior to the exercise.

The Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock and shares underlying the warrants within 60 days of the final closing date of the sale of any Units and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the final closing on the sale of Units (the “Effectiveness Date”). The Company is obligated to pay to Investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 3.03 Material Modification to Rights of Security Holders

As more fully described in Item 3.02, the conversion price of the Company’s $8 million of convertible notes dated as of August 30, 2011 adjusted to $0.50 per share as a result of certain anti-dilution provisions contained therein.

Certain holders of the Company’s outstanding warrants issued in connection with the July 22, 2011 asset purchase agreement with Continental Resources Group, Inc. (“Continental”) in exchange for Continental warrants, cancelled their warrants to purchase Common Stock during September and October 2011 and waived certain anti-dilution protections afforded to them in connection with the purchase of their securities in Continental. The warrants were cancelled by the Company pursuant to a cashless exercise feature of such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2011

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President